Exhibit 10.36

STOCK BUY-BACK AND

TRANSFER RESTRICTION AGREEMENT

THIS STOCK BUY-BACK AND TRANSFER RESTRICTION AGREEMENT (this “Agreement”) is made and entered into as of                     , 200   (the “Effective Date”), by and among Graham Weston, a individual (“Assignor”), Beaulieu River 2005, LP, a Texas limited partnership (the “Partnership”), and                      (the “Assignee”).

PRELIMINARY STATEMENTS

Assignee owns         % of the Partnership’s outstanding partnership interests (together with any other interests in the Partnership that any and all of the Assignee now own or hereafter acquire, the “Partnership Interests”); and

Assignee, Assignor and the Partnership desire to restrict the transfer of the Partnership Interests and provide a method for Weston’s repurchase of the Partnership Interests from Assignee;

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

RESTRICTIONS AGAINST TRANSFER

Assignee agrees that it will not under any circumstances transfer, assign, pledge, hypothecate, encumber or in any way alienate any of the Partnership Interests, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except pursuant to the provisions of this Agreement.

ARTICLE II

TRANSFERS

Assignee shall be allowed to transfer all or any portion of its Partnership Interests to any Affiliate or another Limited Partner (as such terms are defined in the Partnership Agreement) without the consent of the General Partner. Any other transfer shall require the consent of the General Partner, which consent may be given or withheld in the sole discretion of the General Partner. In the event of the death or legal incapacitation of the Assignee, the personal representative, guardian or other successor in interest of such Assignee shall have the rights of an assignee of such Limited Partner and entitled to distributions under the Partnership Agreement but shall not become a Substitute Limited Partner(s) thereunder.

ARTICLE III

REPURCHASE OF SHARES BY WESTON

Competition. Until                     , Weston shall have the right to purchase, at the Purchase Price (as defined below), any Partnership Interests now owned or hereafter acquired by Assignee if Assignee engages in Competition as defined below. Assignee agrees to notify Weston in writing of each employer of Assignee and each person and entity to whom Assignee provides services for compensation from and after the date hereof until the earlier of                      or so long as Assignee or any of Assignee’s transferees hold or has any interest in any Partnership Interests.

Purchase Price. The “Purchase Price” for the Partnership Interests shall be determined by reference to the value of the Assignee’s Partnership Interest on the date the notice of exercise is given pursuant to paragraph (c) of this Article III. The Purchase Price shall be equal to (i) the Per-Share Appraised Value of Macro Holding, Inc. (as defined below) multiplied by the number of shares of Macro Holding, Inc. held by the Partnership, minus any liabilities of the Partnership, multiplied by (ii) the Assignee’s ownership interest percentage in the Partnership,. The “Per-Share Appraised Value of Macro Holding, Inc.” shall be the value of one share of the common stock of Macro Holding, Inc., as determined by the most recent completed and delivered regularly scheduled annual or quarterly appraisal thereof as of the date notice of exercise is given pursuant to paragraph (c) of this Article III, proportionately adjusted for any stock dividends, stock splits, combinations and recapitalizations.

Exercise of Right. If Weston desires to exercise its right to purchase such Partnership Interests, it shall within 30 days after the date Weston determines that Assignee engages in Competition, (i) deliver a notice of exercise to Assignee, and (ii) make available at the offices of the Company, a check in the amount of the purchase price for the Partnership Interests. If Weston makes the consideration available, at the time and place and in the amount and form provided for in this Article 3 for the Partnership Interests to be purchased pursuant to Weston’s repurchase rights, then after such time the person from whom such Partnership Interests are to be purchased shall no longer have any rights as a holder of the Partnership Interests (other than the right to receive payment of such consideration as set forth herein). Such Partnership Interests shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Article 3.

(d) Competition. For purposes hereof, the term “Competition” shall include, without limitation, (i) Assignee providing services to a competitor of Macro Holding, Inc. or any parent, subsidiary or affiliated entity (collectively, the “Company”), whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, (ii) Assignee lending to or making an investment in any such competitor, or (iii) Assignee competing with the products or services of the Company, in each case, such determination to be made in the reasonable discretion of Weston.

ARTICLE IV

PAYMENT OF PURCHASE PRICE

The purchase price for any Partnership Interests purchased by Weston pursuant to Article 2 hereof shall be paid in cash or certified funds.

ARTICLE V

AFTER ACQUIRED SHARES

Whenever Assignee shall hereafter acquire any other Partnership Interests of the Partnership, such additional Partnership Interests so acquired shall be held subject to all the terms and conditions of this Agreement.

ARTICLE VI

EXECUTION OF DOCUMENTS

Whenever Partnership Interests are to be purchased by Weston pursuant to this Agreement, the transferor shall do all things and execute and deliver all documents and make all transfers as may be necessary to consummate such purchase. In the event that the transferor refuses to abide by the terms and conditions specified herein, the purchaser may tender payment for such Partnership Interests by mailing payment to the transferor at the address specified in this Agreement or at the transferor’s last known address. After payment is tendered accordingly, Weston may give written notice and reasonable documentation of such tender to the Partnership and the Partnership shall be entitled to cancel such Partnership Interests on its books, and reissue such Partnership Interests to Weston.

ARTICLE VII

NOTICE

Any notice or other communication required or permitted to be given to Assignee, Weston, or the Partnership under this Agreement shall be valid only upon personal delivery or on the third day after it is mailed, if sent by registered or certified mail, postage prepaid, addressed to Weston, Assignee or to the Partnership as follows:

If to Weston:	Graham Weston 112 E. Pecan Street, Suite 550 San Antonio, Texas 78205

With a copy to:	Akin, Gump, Strauss, Hauer & Feld LLP 590 Madison Ave. New York, NY 10022 Attention: Thomas Weir

If to the Partnership:	Knightsbridge, LC 112 E. Pecan Street, Suite 550 San Antonio, Texas 78205

With a copy to:	Akin, Gump, Strauss, Hauer & Feld LLP 590 Madison Ave. New York, NY 10022 Attention: Thomas Weir

If to Assignee:

With a copy to:

ARTICLE VIII

GOVERNING LAW

This Agreement is intended to be performed in the State of Texas, and the laws (other than conflict of laws provisions thereof) of such state and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation of this Agreement, except to the extent otherwise specified.

ARTICLE IX

VENUE: SERVICE OF PROCESS

Each of Assignor and Assignee hereby: (a) irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Bexar County, Texas and agrees and consents that service of process may be made upon it in any legal proceeding arising out of or in connection with this Agreement by service of process as provided by Texas law, (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to venue of any litigation arising out of or in connection with this Agreement brought in state or federal courts located in Bexar County, Texas, (c) irrevocably waives any claims that any litigation brought in any such court has been brought in an inconvenient forum, (d) agrees to designate and maintain an agent for service of process in San Antonio, Texas, in connection with any such litigation and to deliver to the other party evidence thereof upon request, (e) irrevocably consents to the service of process out of any of the aforementioned courts in any such litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Assignee at its address set forth in Article 9 herein, and (f) irrevocably agrees that any legal proceeding arising out of or in connection with this Agreement shall be brought in the state or federal courts of Bexar County, Texas

ARTICLE X

NUMBER AND GENDER OF WORDS

Whenever in this Agreement a word is used in the singular, the same shall include the plural where appropriate, and words of any gender shall include each other gender or the neuter gender where appropriate.

ARTICLE XI

CAPTIONS

The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

ARTICLE XII

SEVERANCE

If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision and there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

ARTICLE XIII

ACTIONS BY THE PARTNERSHIP

All action and determinations by the Partnership, or its officers and directors, pursuant to this Agreement shall be taken without the participation of Assignee.

ARTICLE XIV

CONTINUATION OF RIGHTS

The failure or refusal of any party to exercise any right granted in this Agreement with respect to any of the Partnership Interests shall not be a waiver of the right to exercise future rights which may arise hereunder with respect to such Partnership Interests.

ARTICLE XV

DEBTOR RELIEF LAWS

If, under United States federal bankruptcy law, similar debtor relief laws, or other laws affecting the rights of parties hereto to the Partnership Interests, any right to purchase Partnership Interests afforded Weston under this Agreement is voided or declared unenforceable as to any of the Partnership Interests by any court of competent jurisdiction, Weston shall have a right of first refusal to purchase any or all Partnership Interests in the event of any proposed disposition thereof by any trustee, receiver, conservator, liquidator, guardian, or other transferee of the person holding the Partnership Interests who are, or whose assets are, subject to such laws, at the same price and on the same terms as such Partnership Interests are proposed to be sold by such trustee, receiver, conservator, liquidator, guardian, or other transferee.

ARTICLE XVI

AMENDMENTS

This Agreement may only be amended at any time and from time to time, in whole or in part, in a writing setting forth the particulars of such amendment, duly executed by all parties hereto.

ARTICLE XVII

TERMINATION

This Agreement shall automatically terminate on the earlier of                      or the happening of any of the following events:

(a) The voluntary or involuntary dissolution of the Partnership (provided that the provisions of this Agreement shall survive such dissolution to the extent a Repurchase Event has occurred hereunder prior to the date of such dissolution); or

(b) This Agreement is otherwise terminated in writing by all parties hereto.

ARTICLE XVIII

LEGAL DISPUTES

In the event any party hereto seeks to enforce its rights pursuant to this Agreement against another party hereto in any court of law or other adjudicative tribunal, the prevailing party shall be reimbursed for all costs of the legal proceeding (including reasonable attorneys’ fees for a trial and necessary appeals) by the other party hereto.

ARTICLE XIX

PERSONS BOUND BY AGREEMENT

The conditions, terms, provisions, and covenants contained in this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, permissive assigns, administrators, executors, and other legal representatives.

ARTICLE XX

COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but, in making proof hereof, it shall never be necessary to exhibit more than one such counterpart except in the instance when the execution of this Agreement is questioned.

[Signature Page to Buy-Back Agreement Follows]

[Signature Page to Buy-Back Agreement]

IN WITNESS WHEREOF, the following have duly executed this Agreement to be effective as of the Effective Date.

Beaulieu River 2005, LP
a Texas limited partnership

By:	Knightsbridge, LC
its General Partner

By:
Graham Weston, Manager

Graham Weston

[Signature Page to Buy-Back Agreement (continued)]

IN WITNESS WHEREOF, the following have duly executed this Agreement to be effective as of the Effective Date.

Name of Assignee: